Exhibit 99.1

February 26, 2013

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Cynthia Williams
Executive Vice President	Senior Executive Vice President
Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-1478
AGreer@BBandT.com	Cynthia.Williams@BBandT.com

BB&T Corporation CEO to speak at Citigroup 2013 US Financial Services Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced that Chairman and Chief Executive Officer Kelly S. King will present at the Citigroup 2013 US Financial Services Conference in Boston, on Tuesday, March 5, at 10:30 a.m. (ET).

A webcast of King’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

About BB&T
BB&T Corporation (NYSE: BBT) is one of the largest financial services holding companies in the U.S. with $183.9 billion in assets and market capitalization of $20.4 billion as of Dec. 31, 2012. Based in Winston-Salem, N.C., the company operates 1,832 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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